Exhibit 10.1

CITIZENS

BUSINESS BANK

The Bank Business Banks on

CHANGE IN TERMS AGREEMENT

Principal $15,000,000.00	Loan Date 01-11-2021	Maturity 07-05-2022	Loan No. 155354101	Call / Cell	Account 600714	Officer 7001	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Bisco Industries, Inc.	Lender:	Citizens Business Bank
	1500 North Lakeview Loop		Plaza Business Financial Center
	Anaheim, CA 92807		77 Plaza Square
Orange, CA 92866

Principal Amount: $15,000,000.00	Date of Agreement: January 11, 2021

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated July 14, 2016 in the amount of $10,000,000.00, as amended. DESCRIPTION OF CHANGE IN TERMS.

1. The maturity date is hereby extended to July 5, 2022.

2. Effective January 11, 2021, NOTICE: Under no circumstances will the interest rate on this loan be less than 3.000% per annum or more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

COUNTERPARTS. This document may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

BISCO INDUSTRIES, INC.

By:	/s/ GLEN F. CEILEY
Glen F. Ceiley, Pres/CEO/CFO/Sec of Bisco
Industries, Inc.

LENDER:

CITIZENS BUSINESS BANK

X	/S/
Authorized Officer